SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM 8-K/A


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported): May 4, 1998


                              ORION FINANCIAL, LTD.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


        Colorado                        0-11043                  84-0858679
 ------------------------------    -------------------       ------------------
(State or other jurisdiction of   (Commission File No.)     (I.R.S. Employer
 incorporation)                                              Identification No.)


   6860 South Bannock Street, Unit B, Littleton, Colorado          80120
   ------------------------------------------------------         --------
   (Address of principal executive offices)                      (Zip Code)


       Registrant's telephone number, including area code: (303) 238-0937


                 80 North Hoyt Street, Lakewood, Colorado 80226
          -----------------------------------------------------------
          Former name or former address, if changed since last report

Item 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          a.   Financial Statements of Business Acquired.

               Independent Auditor's Report for Athletic Footwear, Inc. and Assets Transferred to Guarantors

               Combined Balance Sheets as of March 31, 1998 (Unaudited) and September 30, 1997

               Combined Statements of Operations for the Six Months ended March 31, 1998 (Unaudited) and for the Two Years ended September 30, 1997 and 1996

               Combined Statement of Changes in Stockholders' Deficit for the Two Years ended September 30, 1996 and 1997 and for the Six Months ended March 31, 1998 (Unaudited)

               Combined Statements of Cash Flows for the Six Months ended March 31, 1998 (Unaudited) and for the Two Years ended September 30, 1997 and 1996

               Notes to Combined Financial Statements

          b.   Pro Forma Financial Information.

               Pro Forma Combined Balance Sheet as of March 31, 1998 (Unaudited)

               Pro Forma Combined Statement of Operations for the Year Ended September 30, 1997 (Unaudited)

               Pro Forma Combined Interim Statement of Operations for the Nine Months ended March 31, 1997 (Unaudited)

               Notes to Pro Forma Combined Financial Information

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    September 10, 1999

                                       ORION FINANCIAL, LTD.



                                       By:  /s/   Terry A. Hunter
                                           -------------------------------------
                                            Terry A. Hunter, President

                          INDEX TO FINANCIAL STATEMENTS


                                                                            PAGE

Independent Auditor's Report ............................................... F-2

Combined Balance Sheets - March 31, 1998 (Unaudited) and
     September 30, 1997 .................................................... F-3

Combined Statements of Operations - For the Six Months Ended
     March 31, 1998 (Unaudited) and For the Years Ended
     September 30, 1997 and 1996 ........................................... F-4

Combined Statement of Changes in Stockholders' Deficit -
     For the Years Ended September 30, 1996 and 1997 and
     For the Six Months Ended March 31, 1998 (Unaudited) ................... F-5

Combined Statements of Cash Flows - For the Six Months
     Ended March 31, 1998 (Unaudited) and For the Years
     Ended September 30, 1997 and 1996 ..................................... F-6

Notes to Combined Financial Statements ..................................... F-7

Pro Forma Combined Financial Information ...................................F-14

                          INDEPENDENT AUDITOR'S REPORT



July 7, 1998



Board of Directors
Athletic Footwear, Inc.
Denver, Colorado

We have audited the accompanying combined balance sheet of Athletic Footwear, Inc. and Assets Transferred to Guarantors as of September 30, 1997, and the related combined statements of operations, changes in stockholders' deficit, and cash flows for the years ended September 30, 1997 and 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Athletic Footwear, Inc. and Assets Transferred to Guarantors as of September 30, 1997, and the results of their operations and their cash flows for the years ended September 30, 1997 and 1996, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Hein + Associates LLP

Certified Public Accountants

          ATHLETIC FOOTWEAR, INC. AND ASSETS TRANSFERRED TO GUARANTORS

                             COMBINED BALANCE SHEETS



                                                                    March 31,   September 30,
                                                                      1998          1997
                                                                   ---------    ------------
                                                                  (Unaudited)
                                     ASSETS

CURRENT ASSETS:
    Cash and cash equivalents ...............................   $      --      $     1,000
    Accounts receivable .....................................          --            2,000
    Prepaid expenses ........................................         1,000          1,000
                                                                -----------    -----------
             Total current assets ...........................         1,000          4,000

FURNITURE AND EQUIPMENT, at cost, less accumulated
    depreciation of $123,000 (unaudited) and $103,000 .......       226,000        246,000

OTHER ASSETS -
    Intangibles .............................................         4,000          4,000
                                                                -----------    -----------

TOTAL ASSETS ................................................   $   231,000    $   254,000
                                                                ===========    ===========


                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
    Notes payable ...........................................   $    62,000    $    62,000
    Payable to guarantors ...................................       135,000        135,000
    Accrued and other liabilities - stockholders ............       257,000        257,000
    Accounts payable ........................................       161,000        161,000
    Accrued liabilities .....................................        77,000         77,000
    Accrued interest ........................................       131,000        131,000
    Refundable stock purchase ...............................        25,000         25,000
                                                                -----------    -----------
             Total current liabilities ......................       848,000        848,000

COMMITMENTS AND CONTINGENCIES (Note 8)

STOCKHOLDERS' DEFICIT:
    Common stock, voting $.001 par value; 50,000,000 shares
      authorized 4,000,000 shares issued and outstanding ....         4,000          4,000
    Additional paid-in capital ..............................     3,221,000      3,221,000
    Accumulated deficit .....................................    (3,842,000)    (3,819,000)
                                                                -----------    -----------
             Total stockholders' deficit ....................      (617,000)      (594,000)
                                                                -----------    -----------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT .................   $   231,000    $   254,000
                                                                ===========    ===========

         See accompanying notes to these combined financial statements.

          ATHLETIC FOOTWEAR, INC. AND ASSETS TRANSFERRED TO GUARANTORS

                        COMBINED STATEMENTS OF OPERATIONS



                                                      FOR THE
                                                    SIX MONTHS     FOR THE YEARS ENDED
                                                       ENDED            SEPTEMBER 30,
                                                     MARCH 31,   --------------------------
                                                       1998           1997            1996
                                                     ---------        ----            ----
                                                    (Unaudited)
NET REVENUES -
    Sales revenue .............................   $      --      $   104,000    $   363,000

COST OF SALES .................................          --         (115,000)      (740,000)
                                                  -----------    -----------    -----------

GROSS MARGIN ..................................          --          (11,000)      (377,000)

OPERATING EXPENSES:
    Operating .................................          --           24,000         96,000
    General and administrative ................         3,000        216,000        150,000
    Marketing and promotion ...................          --           60,000        154,000
    Depreciation and amortization .............        20,000         41,000         45,000
                                                  -----------    -----------    -----------
         Total expenses .......................        23,000        341,000        445,000
                                                  -----------    -----------    -----------

OPERATING LOSS ................................       (23,000)      (352,000)      (822,000)

OTHER INCOME (EXPENSE):
    Interest expense ..........................          --           56,000         82,000
    Loan fee ..................................          --             --          224,000
    Loss on sale of equipment .................          --             --            1,000
                                                  -----------    -----------    -----------
         Total other income (expense)..........          --           56,000        307,000
                                                  -----------    -----------    -----------

NET LOSS ......................................   $   (23,000)   $  (408,000)   $(1,129,000)
                                                  ===========    ===========    ===========


         See accompanying notes to these combined financial statements.

                         ATHLETIC FOOTWEAR, INC. AND ASSETS TRANSFERRED TO GUARANTORS

                            COMBINED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
                              FOR THE YEARS ENDED SEPTEMBER 30, 1996 AND 1997 AND
                              FOR THE SIX MONTHS ENDED MARCH 31, 1998 (UNAUDITED)


                                                                   VOTING
                                                                COMMON STOCK            Additional
                                                           -----------------------        Paid-in       Accumulated
                                                           Shares           Amount        Capital          Deficit          Total
                                                           ------           ------      ----------      -----------         -----
BALANCES, October 1, 1995 ........................       2,559,000     $     3,000     $ 1,391,000     $(2,282,000)     $  (888,000)

    Debt converted to equity .....................         153,000            --           200,000            --            200,000
    Interest forgiven by stockholder .............            --              --            65,000            --             65,000
    Options exercised ............................         300,000            --            15,000            --             15,000
    Stock issued to Guarantor of debt ............         274,000            --           224,000            --            224,000
    Stock issued in private placement ............         737,000           1,000         736,000            --            737,000
    Net loss .....................................            --              --              --        (1,129,000)      (1,129,000)
                                                       -----------     -----------     -----------     -----------      -----------

BALANCES, September 30, 1996 .....................       4,023,000           4,000       2,631,000      (3,411,000)        (776,000)

    Debt paid by Guarantors ......................            --              --           590,000            --            590,000
    Net loss .....................................            --              --              --          (408,000)        (408,000)
                                                       -----------     -----------     -----------     -----------      -----------

BALANCES, September 30, 1997 .....................       4,023,000           4,000       3,221,000      (3,819,000)        (594,000)

    Net loss (unaudited) .........................            --              --              --           (23,000)         (23,000)
                                                       -----------     -----------     -----------     -----------      -----------
BALANCES, March 31, 1998 (Unaudited) .............       4,023,000     $     4,000     $ 3,221,000     $(3,842,000)     $  (617,000)
                                                       ===========     ===========     ===========     ===========      ===========



         See accompanying notes to these combined financial statements.

               ATHLETIC FOOTWEAR, INC. AND ASSETS TRANSFERRED TO GUARANTORS

                             COMBINED STATEMENTS OF CASH FLOWS


                                                               FOR THE
                                                              SIX MONTHS      FOR THE YEARS ENDED
                                                                ENDED             SEPTEMBER 30,
                                                              MARCH 31,     ------------------------
                                                                1998          1997           1996
                                                              ---------       ----           ----
                                                             (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss ............................................   $   (23,000)   $  (408,000)   $(1,129,000)
  Adjustments to reconcile net loss to net cash used in
     operating activities:
        Depreciation and amortization .................        20,000         41,000         45,000
        Loss on sale of equipment .....................          --             --            1,000
        Expenses paid with stock ......................          --             --          289,000
        Changes in operating assets and liabilities:
            Accounts receivable .......................         2,000         27,000        (27,000)
            Inventories ...............................          --          217,000        726,000
            Other assets ..............................          --           39,000         18,000
            Accounts payable and accrued expenses .....          --           48,000         27,000
            Other .....................................          --             --           (6,000)
                                                          -----------    -----------    -----------
     Net cash used in operating activities ............        (1,000)       (36,000)       (56,000)

CASH FLOWS FROM INVESTING ACTIVITY -
  Purchase of equipment ...............................          --             --           (5,000)
                                                          -----------    -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from short-term and long-term borrowings ...          --           58,000        278,000
  Payment of long-term debt ...........................          --          (43,000)      (244,000)
  Issuance of stock ...................................          --             --           15,000
                                                          -----------    -----------    -----------
    Net cash provided by financing activities .........          --           15,000         49,000
                                                          -----------    -----------    -----------

DECREASE IN CASH ......................................        (1,000)       (21,000)       (12,000)

CASH, at beginning of year ............................         1,000         22,000         34,000
                                                          -----------    -----------    -----------
CASH, at end of year ..................................   $      --      $     1,000    $    22,000
                                                          ===========    ===========    ===========

SUPPLEMENTAL CASH FLOW INFORMATION:
   Conversion of long-term debt to equity .............   $      --      $      --      $   937,000
   Interest forgiven by shareholder ...................          --             --           65,000
   Stock issued to guarantors .........................          --             --          224,000
   Debt paid by guarantors ............................          --          590,000           --


         See accompanying notes to these combined financial statements.

          ATHLETIC FOOTWEAR, INC. AND ASSETS TRANSFERRED TO GUARANTORS

                     NOTES TO COMBINED FINANCIAL STATEMENTS
  (Information for Periods Ended Subsequent to September 30, 1997 is Unaudited)


1.  ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES:

     Organization and Basis of Presentation - Athletic Footwear, Inc. (the "Company") was incorporated under the laws of the State of Colorado in September 1988 to develop, manufacture, and market high performance athletic childrens' footwear.

     As described in Note 12, in April 1997, the Company transferred substantially all of its assets to certain stockholders who had guaranteed the Company's bank debt, in exchange for the satisfaction of that debt by the guarantors and ceased operations. In May 1998, the guarantors agreed to transfer the assets (except for inventory, which had been sold) to Orion Financial, Ltd. (Orion) in exchange for 1,000,000 shares of Orion stock. Orion also issued 162,780 shares of common stock to holders of the Company's bridge finance notes totaling $48,000. The accompanying financial statements include the operations of the Company through April 1997, and the combined operations of the Company and the assets acquired by Orion subsequent to April 1997.

     The accompanying financial statements have been presented on the going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. As shown in the financial statements, the Company has incurred recurring losses and has a net capital deficiency, that raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

     Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

     Inventory - Inventory consists of finished product and is stated at the lower of cost, determined by the specific identification method, or market. During the period ended September 30, 1996, the Company reduced the carrying value of its inventory by $246,000 in order to reflect estimated market value.

     Cash Equivalents - The Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

     Revenue Recognition - The Company's product sales are recognized when products are shipped to customers.

     Intangibles - Intangible assets are stated at cost and are amortized using the straight-line method over 15 years. Intangible assets consist of patents and trademarks at September 30, 1997.

     Amortization expense for the years ended September 30, 1997 and 1996 was $3,000 and $6,000, respectively.

          ATHLETIC FOOTWEAR, INC. AND ASSETS TRANSFERRED TO GUARANTORS

                     NOTES TO COMBINED FINANCIAL STATEMENTS
  (Information for Periods Ended Subsequent to September 30, 1997 is Unaudited)


     Income Taxes - The Company accounts for income taxes under the liability method of SFAS No. 109, whereby current and deferred tax assets and liabilities are determined based on the tax rates and laws enacted as of the balance sheet date. As of September 30, 1997, the Company had an unused operating loss carryforward of $3,632,000 which is not expected to be realized in future years due to the exchange of assets as described in Note 12.

     Fair Value of Financial Instruments - The estimated fair values of the Company's financial instruments involve uncertainties and cannot be determined with precision. The Company's financial instruments are notes and other payables. Due to the related party nature of many of the payables and due to the Company's financial position and lack of operations, it is estimated that the fair value of these liabilities is less than their carrying value.

     Unaudited Interim Information - The balance sheet as of March 31, 1998, the statements of operations and cash flows for the six-month period ended March 31, 1998 were taken from the Company's books and records without audit. However, in the opinion of management, such information includes all adjustments (consisting only of normal recurring accruals) which are necessary to properly reflect the financial position of the Company as of March 31, 1998 and the results of operations for the six months ended March 31, 1998. The results of operations for the interim period presented are not necessarily indicative of those to be expected for the year.


2.   RELATED PARTY TRANSACTIONS:

     During fiscal 1996 and 1997, the Company's stockholders paid various expenses on behalf of the Company. The balance due to stockholders as of September 30, 1997 was $257,000.

     The warehouse used for storage of inventory was owned by a stockholder. The rent expense for the year ended September 30, 1997 and 1996 was $33,000 and $23,000, respectively.


3.   PROPERTY AND EQUIPMENT:

     Property and equipment is stated at cost. The Company capitalizes all property and equipment with a value greater than $200 and an estimated

          ATHLETIC FOOTWEAR, INC. AND ASSETS TRANSFERRED TO GUARANTORS

                     NOTES TO COMBINED FINANCIAL STATEMENTS
  (Information for Periods Ended Subsequent to September 30, 1997 is Unaudited)



     useful life greater than one year. Depreciation is provided by using the straight-line method over the assets' estimated useful lives. Property and equipment as of September 30, 1997 is summarized as follows:


                                                                  Estimated
                                                                   Useful
                                                                    Lives
                                                                  ---------
          Machinery and equipment            $    35,000               7
          Furniture and fixtures                  12,000               7
          Trade show booths                       36,000               7
          Molds, dies, and lasts                 266,000              11
                                               ---------
                                                 349,000
          Accumulated depreciation              (103,000)
                                               ---------
                                             $   246,000


     Depreciation expense for the years ended September 30, 1997 and 1996 was $38,000 and $39,000, respectively.


4.   LINE-OF-CREDIT:

     On May 11, 1995, the Company entered into a $1 million line-of-credit with the First National Bank of Goodland, Kansas, pursuant to the terms of a master note variable agreement which matured on May 11, 1996. The interest rate was 1.5% over the prime rate published in the Wall Street Journal. The loan was made to purchase inventory and was collateralized by all machinery, equipment, fixtures, furniture, furnishings, inventory, contact rights, accounts receivable, and general intangibles now owned or hereafter acquired by the Company. The line-of-credit was guaranteed by nine different persons who are also stockholders. The Company defaulted on repayment of the line-of-credit to First National Bank of Goodland, Kansas and the line-of-credit was paid by the guarantors. The payment of the line by the Guarantors is reflected as additional paid-in capital.


5.   NOTES PAYABLE:

     Notes payable consists of the following at September 30, 1997:

     Bridge  finance  notes  payable  to  various  individuals,   with   $48,000
     interest at 6%, principal due $10,000 in February 1998 and $33,000 in April 1998, without collateral.

          ATHLETIC FOOTWEAR, INC. AND ASSETS TRANSFERRED TO GUARANTORS

                     NOTES TO COMBINED FINANCIAL STATEMENTS
  (Information for Periods Ended Subsequent to September 30, 1997 is Unaudited)



     Note payable to Orion  Financial,  with  interest at 6%,  without    10,000
     collateral.

     Note payable to an individual,  with principal and interest at 6%     4,000
     due on demand, without collateral.                                  -------

                                                                         $62,000
                                                                         =======

6.   DEFERRED LOAN FEE AGREEMENT:

     In order to compensate the nine guarantors of the line-of-credit for their credit services in making guarantees available, the Company promised to pay them $500,000, ratably among them according to the amounts of their guarantees, on May 11, 1995. The Company and the guarantors entered into a subsequent agreement effective September 30, 1995 whereby all claims of the guarantors against the Company were extinguished by the issuance of 250,000 shares of the Company's stock to the guarantors. In addition, this agreement provides for the issuance of additional shares of stock each year as follows if the liability of the guarantors has not been extinguished by the dates shown:

             Shares                                    Date
             ------                                    ----

            125,000                                August 15, 1996
            125,000                                August 15, 1997
            125,000                                August 15, 1998

     The liability of the guarantors had not been extinguished by August 15, 1996 and, in accordance with the above, 125,000 shares of the Company's stock were issued to the guarantors.

     This agreement also provides for cash equal to the sum of 10% of the unpaid balance of the $1 million line-of-credit plus accumulated interest on the above dates to be paid to the guarantors. If the 10% balance in cash due cannot be paid by the Company on the due dates, shares of the Company's stock shall be issued to the guarantors at a conversion ratio of 1.2 shares per $1 due. On August 15, 1996, $124,055 was owed to the guarantors pursuant to this agreement and 148,866 shares of the Company's stock were issued to the guarantors in satisfaction of the liability.


7.   ESCROW - REFUNDABLE STOCK PURCHASE:


     During fiscal year 1995, the Company received funds from non-accredited investors for the purchase of the Company's stock. The stock was never issued and the funds were fully refundable to the investors. As of September 30, 1997, the funds had not been refunded to the investors due to lack of cash flows.

          ATHLETIC FOOTWEAR, INC. AND ASSETS TRANSFERRED TO GUARANTORS

                     NOTES TO COMBINED FINANCIAL STATEMENTS
  (Information for Periods Ended Subsequent to September 30, 1997 is Unaudited)


8.    COMMITMENTS AND CONTINGENCIES:

     Assembly Agreement - In March 1994, the Company entered into an agreement with All American Assembly Corporation and All American LP, one of the Company's principal stockholders, which required the Company to purchase the following minimum annual pairs of shoes to be produced in an assembly facility in Kolby, Kansas:


          Years                                           Minimum Purchase
          -----                                           ----------------

            1                                            132,000 pairs
            2                                            396,000 pairs
            3 (Best efforts only)                            1.4 million pairs

     This agreement was modified in November 1994 to defer establishment of the assembly facility until no earlier than January 1996 and with a minimum six months' notice given by All American Assembly Corporation to the Company. As of September 30, 1997, no activity has occurred with respect to this agreement.

     Employment Agreements - The Company had employment agreements with the president of the Company and the Company's vice president of sales that allow for annual compensation amounts of $81,000 and $50,000, respectively. Both agreements also provide for compensation for certain fringe benefits. The Company's president has agreed to accept a salary of $60,000 per year until the Company can afford to pay him additional sums as determined by the Board of Directors.

     Both individuals agree that during the time of their employment and for a period of three years thereafter, they will not compete with the Company.

     Warrants - In September 1995, the Company agreed to issue to a stockholder warrants covering 50,000 shares of stock. The warrants were issued in return for the stockholder assisting in an equity offering. The warrants have an exercise price of $1.20 and permit the stockholder to purchase these shares over a five-year period. As of September 30, 1997, none of the warrants had been exercised.

     Financial Consulting Agreement - In August 1996, the Company entered into an agreement to compensate Augusta Management, Inc. for financial consulting services. A cash fee of 5% of the total amount raised for the Company will be paid by the Company to Augusta Management, Inc. for a period of 36 months commencing August 1, 1996. No funds have been raised to date under this agreement.

     Securities Transactions:

     In March 1996, the Company made a rescission offer to investors who had purchased common stock in the Company's 1995 private placement. The rescission offer was made due to possible violations of securities laws in

          ATHLETIC FOOTWEAR, INC. AND ASSETS TRANSFERRED TO GUARANTORS

                     NOTES TO COMBINED FINANCIAL STATEMENTS
  (Information for Periods Ended Subsequent to September 30, 1997 is Unaudited)



     the private placement. No investors accepted the rescission offer, however, due to the fact that the Company may not have had the ability to satisfy any rescission offers accepted, the rescission offer may not be deemed to be bona fide.

     In August 1995, the Colorado Department of Securities served a subpoena on the Company and its president requesting certain information related to the Company's financial position and securities transactions. The Company has complied with the subpoena and has received no further notice from the Colorado Department of Securities.

     The Company believes that there will be no material impact on the Company's financial position related to these items, and the accompanying financial statements include no provision for any loss which may result.


9.   STOCKHOLDERS' EQUITY:

     In 1995 and 1996, the Company completed a private placement whereby it sold 736,561 shares of its common stock for net proceeds of $731,561. As part of this private placement, $203,000 in stockholder notes payable were converted into 153,333 shares of common stock.

     In 1996, a stockholder of the Company forgave $65,000 in interest payable. This amount has been recorded as additional paid-in capital. The Company also issued 273,866 shares to the Guarantors of its debt. The Company also issued 300,000 shares to the Company's president upon exercise of stock options.


10.  STOCK OPTION PLAN:

     The Company has adopted a stock option plan, whereby, the Board of Directors can grant stock options to key management employees of the Company to acquire a total of up to 1,000,000 shares of the Company's common stock.

     On March 4, 1995, the Company's Board of Directors granted an option to the president of the Company to purchase 300,000 shares at $.05 per share pursuant to the Company's stock option plan. The $.05 per share was deemed by the Board to be 110% of the fair market value of the Company's stock on March 4, 1995, considering the financial condition of the Company at that time. On January 19, 1996, the Company's Board of Directors eliminated all previous conditions to exercise of the foregoing option and set its term at one year beginning January 19, 1996. The option was exercised on June 15, 1996. No other options have been granted under this plan.

          ATHLETIC FOOTWEAR, INC. AND ASSETS TRANSFERRED TO GUARANTORS

                     NOTES TO COMBINED FINANCIAL STATEMENTS
  (Information for Periods Ended Subsequent to September 30, 1997 is Unaudited)



11.  COMMON STOCK RESERVED:

     At September 30, 1997, common stock was reserved for the following reasons:


         Contingently issuable in connection with deferred loan fee      250,000
         Exercise of stock options                                       700,000
         Exercise of warrants                                             50,000
                                                                       ---------
                                                                       1,000,000
                                                                       =========

12.  SALE OF ASSETS:

     On April 30, 1997, First National Bank of Goodland, Kansas, assigned the bank's right, title, and interest in its promissory note and security agreement to the underlying guarantors of the Company's indebtedness. This assignment was done in conjunction with full payment by the guarantors of the amount due to the bank. On April 22, 1997, and prior to the bank's assignment, the guarantors executed an agreement with the Company whereby the Company, pursuant to an April 12, 1997 vote of the Company's stockholders, sold all of the assets of the Company, including inventory, equipment, furnishings, fixtures, accounts receivable, cash, intellectual property, patents, trademarks, goodwill, and all other general intangibles to the guarantors in satisfaction of the indebtedness of the Company assigned to the guarantors.

     In conjunction with the April 22, 1997 sale of assets to the guarantors, the guarantors, in turn, agreed to transfer full title to the above referenced assets to Orion Financial, Ltd. (Orion), a publicly traded financial investment company, in return for issuance of shares in Orion.

     In May 1998, the guarantors transferred the assets they had received from the Company (except for inventory, which had been sold) to Orion in exchange for 1,000,000 shares of Orion common stock. Orion also issued 162,780 shares of common stock to holders of the Company's bridge finance notes payable totaling $48,000.

                              ORION FINANCIAL, LTD.
                    PRO FORMA COMBINED FINANCIAL INFORMATION


On May 4, 1988, Orion Financial, Ltd. (Orion) accepted a series of subscription agreements, including: several individuals residing in Kansas (Kansas Group) who received a total of 1,000,000 shares of common stock in exchange for certain assets that the Kansas Group had received from Athletic Footwear, Inc. (AFI) on a foreclosure of their guarantees; and previous lendors to AFI who received 162,780 shares of common stock in exchange for the cancellation of certain loans totaling $47,700 that had previously been made to AFI. The assets received included intellectual property, patents, copyrights, trademarks, general intangibles, all molds and lasts and any other intangible property of AFI. AFI's assets were used by AFI to develop, design and produce a line of childrens' athletic and casual shoes and will be used by Orion for the same purpose.

In addition, Orion issued a total of 6,352,633 shares of common stock and options to acquire 500,000 shares of common stock at an exercise price of $.30 per share to former management of AFI, who will be employed by Orion after the acquisition. For accounting purposes, the acquisition of the AFI assets will be accounted for as a purchase at estimated fair value. The shares issued to former AFI management will be recorded as compensation expense at estimated fair value.

The accompanying unaudited pro forma balance sheet combines the March 31, 1998 balance sheets of Orion and the AFI assets as if the transaction had occurred on that date.

The accompanying unaudited pro forma statement of operations combines the operations of Orion for the year ended June 30, 1997 and the AFI assets for the year ended September 30, 1997 as if the transaction had occurred as of the beginning of the periods presented. The accompanying unaudited pro forma interim statement of operations combines the operations of Orion and the AFI assets for the nine months ended March 31, 1998 as if the transaction had occurred as of the beginning of the period presented.

The statements are not necessarily indicative of future operations or the actual results that would have occurred had the transaction been consummated at the beginning of the periods presented.

The unaudited pro forma combined financial statements should be read in conjunction with the historical financial statements and notes thereto of the AFI assets included elsewhere in this Form 8-K/A, and the historical financial statements and notes thereto of Orion included in Orion's annual report on Form 10-KSB.

Orion also entered into several other significant transactions in May 1998 which are not reflected in the pro forma financial information, as follows:

         o Orion issued a total of 26,129,941 shares to Investment Management of America, Inc. (IMA) and certain individuals affiliated with IMA for a total of $35,000.

         o Orion entered into a Production and Inventory Dating Agreement with Asia Pacific Industries Development Group (APIDG) pursuant to which Orion issued to APIDG 4,548,787 shares of stock and an option to purchase 500,000 shares of common stock at $.30 per share.

                      ORION FINANCIAL, LTD. AND AFI ASSETS

                        PRO FORMA COMBINED BALANCE SHEET
                                   (UNAUDITED)



                                                         ORION            AFI
                                                        MARCH 31,       MARCH 31,           PRO FORMA              ADJUSTED
                                                         1998             1998             ADJUSTMENTS              BALANCE
                                                        --------       ---------    -------------------------      --------
                                                                                         (1)          (2)

                                     ASSETS
CURRENT ASSETS:
    Cash and cash equivalents ...................   $   167,000    $      --      $      --      $      --      $   167,000
    Prepaid expenses ............................          --            1,000           --             --            1,000

FURNITURE AND EQUIPMENT, NET ....................          --          226,000           --         (205,000)        21,000

INTANGIBLES .....................................          --            4,000           --           (4,000)          --
                                                    -----------    -----------    -----------    -----------    -----------
TOTAL ASSETS ....................................   $   167,000    $   231,000    $      --      $  (209,000)   $   189,000
                                                    ===========    ===========    ===========    ===========    ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
    Notes payable ...............................   $      --      $    62,000    $   (14,000)   $   (48,000)   $      --
    Payable to guarantors .......................          --          135,000       (135,000)          --             --
    Accrued and other liabilities -
         stockholders ...........................          --          257,000       (257,000)          --             --
     Accounts payable ...........................          --          161,000       (161,000)          --             --
    Accrued liabilities .........................          --           77,000        (77,000)          --             --
    Accrued interest ............................          --          131,000       (131,000)          --             --
    Refundable stock purchase ...................          --           25,000        (25,000)          --
                                                    -----------    -----------    -----------    -----------    -----------
         Total current liabilities ..............          --          848,000       (800,000)       (48,000)          --

STOCKHOLDERS' EQUITY:
    Common stock ................................       371,000          4,000         (4,000)       601,000        972,000
    Additional paid-in capital ..................     4,639,000      3,221,000     (3,038,000)      (381,000)     4,441,000
    Accumulated deficit .........................    (4,843,000)    (3,842,000)     3,842,000       (381,000)    (5,224,000)
                                                    -----------    -----------    -----------    -----------    -----------
         Total stockholders' equity .............       167,000       (617,000)       800,000       (161,000)       189,000
                                                    -----------    -----------    -----------    -----------    -----------
TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY ..........................   $   167,000    $   231,000    $      --      $  (209,000)   $   189,000
                                                    ===========    ===========    ===========    ===========    ===========

See accompanying notes to pro forma combined financial statements.

                      ORION FINANCIAL, LTD. AND AFI ASSETS

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                                   (UNAUDITED)


                                                             ORION              AFI
                                                            FOR THE           FOR THE
                                                          YEAR ENDED         YEAR ENDED
                                                           JUNE 30,         SEPTEMBER 30,          PRO FORMA              ADJUSTED
                                                            1997                1997              ADJUSTMENTS              BALANCE
                                                          ----------        ------------          -----------             --------

SALES .......................................        $       --           $    104,000                                 $    104,000

Cost of sales ...............................                --               (115,000)                                    (115,000)
                                                     ------------         ------------                                 ------------

GROSS MARGIN ................................                --                (11,000)                                     (11,000)

Operations ..................................                --                 24,000                                       24,000
General and administrative ..................              39,000              216,000         $    381,000 (2)             636,000
Depreciation and amortization ...............                --                 41,000              (38,000)(3)               3,000
Sales and marketing .........................                --                 60,000                 --                    60,000
                                                     ------------         ------------         ------------            ------------

TOTAL EXPENSES ..............................              39,000              341,000              343,000                 723,000

Interest income .............................             (11,000)                --                (11,000)
Interest expense ............................                --                 56,000              (56,000)(4)                --
                                                     ------------         ------------         ------------            ------------

TOTAL OTHER (INCOME) EXPENSE ................             (11,000)              56,000              (56,000)                (11,000)
                                                     ------------         ------------         ------------            ------------

NET LOSS ....................................        $    (28,000)        $   (408,000)        $   (287,000)           $   (723,000)
                                                     ============         ============         ============            ============

NET LOSS PER SHARE ..........................        $       (.01)                                                     $       (.06)
                                                     ============                                                      ============

WEIGHTED AVERAGE SHARES
  OUTSTANDING ...............................           4,641,000                                 7,515,000              12,156,000
                                                     ============                              ============            ============


       See accompanying notes to pro forma combined financial statements.

                      ORION FINANCIAL, LTD. AND AFI ASSETS

               PRO FORMA COMBINED INTERIM STATEMENT OF OPERATIONS
                                   (UNAUDITED)


                                                        ORION                  AFI
                                                       FOR THE               FOR THE
                                                     NINE MONTHS           NINE MONTHS
                                                        ENDED                 ENDED
                                                      MARCH 31,             MARCH 31,            PRO FORMA                 ADJUSTED
                                                        1997                  1997              ADJUSTMENTS                 BALANCE
                                                     -----------           -----------          -----------                --------

SALES .......................................        $       --           $       --                                   $       --
                                                     ------------         ------------                                 ------------

Cost of sales ...............................                --                   --                                           --
                                                     ------------         ------------                                 ------------

GROSS MARGIN ................................                --                   --                                           --

Operations ..................................                --                   --                                           --
General and administrative ..................              32,000               45,000         $    381,000(2)              458,000
Depreciation and amortization ...............                --                   --                  2,000(3)                2,000
Sales and marketing .........................                --                   --                   --                      --
                                                     ------------         ------------         ------------            ------------

TOTAL EXPENSES ..............................              32,000               45,000              383,000                 460,000

Interest income .............................               5,000                 --                   --                     5,000
Interest expense ............................                --                   --                   --                      --
                                                     ------------         ------------         ------------            ------------

TOTAL OTHER (INCOME) EXPENSE ................               5,000                 --                   --                     5,000
                                                     ------------         ------------         ------------            ------------

NET LOSS ....................................        $    (27,000)        $    (45,000)        $   (383,000)           $   (455,000)
                                                     ============         ============         ============            ============

NET LOSS PER SHARE ..........................        $       (.01)                                                     $       (.04)
                                                     ============                                                      ============
WEIGHTED AVERAGE SHARES
  OUTSTANDING ...............................           4,641,000                                 7,515,000              12,156,000
                                                     ============                              ============            ============


       See accompanying notes to pro forma combined financial statements.

                NOTES TO PRO FORMA COMBINED FINANCIAL INFORMATION



(1) To remove AFI liabilities not assumed by Orion and AFI common stock not purchased by Orion.

(2) To record issuance of 1,000,000 shares of Orion stock to the AFI guarantors in exchange for the assets of AFI, 162,780 shares of Orion stock to AFI creditors in exchange for cancellation of certain loans to AFI of $47,700, and 6,352,633 shares of Orion stock to former management of AFI for past services.

(3)  To  adjust  depreciation   expense  to  reflect  new  accounting  basis  of
     equipment.

(4)  To remove interest expense on debt not assumed by Orion.